250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Reports 4th Quarter Net Income of $4.5 Million or $0.27 per Share and $29.7 Million or $1.77 per Share for 2024. Declares first quarter dividend of $0.28 per share.

GLENS FALLS, N.Y. (January 30, 2025) — Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow") reported net income of $4.5 million, and fully diluted earnings per share ("EPS") of $0.27 for the fourth quarter of 2024, versus $7.7 million and EPS of $0.46, for the same period in 2023. For the year ended 2024, net income totaled $29.7 million, with EPS of $1.77, versus $30.1 million, and EPS of $1.77, for the same period in 2023.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.28 per share payable February 24, 2025 to shareholders of record as of February 10, 2025.

The reported results included several non-core items that impacted the fourth quarter and the 2024 full year results. As previously disclosed in our Form 8-K filed December 26, 2024, the fourth quarter included the following pre-tax non-core items:

•$3.0 million, or $0.15 per share, loss on sale of repositioning of the securities portfolio
•$0.7 million, or $0.03 per share, write-off related to legacy branding items
•$0.5 million, or $0.02 per share, in expenses (legal, consulting, compliance) related to the unification of our two bank subsidiaries into Arrow Bank National Association ("Arrow Bank")

Prior to the fourth quarter, Arrow recognized the following pre-tax non-core/non-recurring items:

•$0.4 million, or $0.02 per share, in expenses related to the acquisition of the Whitehall branch and the assets of A&B Agency, Inc. completed during the third quarter
•$1.2 million, or $0.06 per share, in residual expenses related to the 2022 Form 10-K filing delay

This Earnings Release and related commentary should be read in conjunction with our Form 8-K filed January 30, 2025 and related Fourth Quarter 2024 Investor Presentation, which can also be found on our website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

“Arrow just completed a transformational year. We completed the unification of our two subsidiary banks under one brand, Arrow Bank. Our exceptional team continues to serve our customers and communities in the same way they have come to expect from us. In addition, we also acquired a bank branch in Whitehall, New York as well the assets of a local insurance agency. We made significant contributions to the communities we serve, both financially and through volunteer efforts, continuing our commitment to giving back. In 2024, we delivered for our shareholders, growing loans by mid-single digits, expanding our net interest margin and actively managing our balance sheet, positioning the Bank for increased profitability in 2025."

Fourth-Quarter Highlights and Key Metrics

•Reported Net Income of $4.5 million or $0.27 EPS
•Core Net Income of $7.8 million or $0.47 EPS
•Results included approximately $4.2 million of non-core charges and expenses related to the repositioning of the securities portfolio and efforts related to bank unification
•Net Interest Margin improved to 2.83% (2.85% FTE1) versus 2.78% (2.79% FTE) in the prior quarter
•Loan growth of $59 million2 (7.0% annualized) for the quarter
•Record loan balances — reaching $3.4 billion
•Provision for Credit Losses was $2.9 million on strong loan growth and changes in portfolio composition
•Net Charge-Offs remained low at 0.06% (annualized) for the quarter
•Tangible Book Value improved to $22.40, an increase from $21.06 from the prior year
•Return on Average Assets 0.41% impacted by 31bps from non-core items as well as 21bps from the provision for credit losses
•Other Comprehensive Income improved $5.3 million, or 20%, from the prior-quarter, excluding realized loss on the repositioning of the investment portfolio
•Legal bank unification of our bank subsidiaries completed
•Increased quarterly dividend by 3.7% to $0.28 per share

Select 2024 Highlights and Key Metrics

•Reported Net Income of $29.7 million or $1.77 EPS
•Core Net Income of $34.4 million or $2.05 EPS
•Results included approximately $5.8 million of pre-tax non-core charges and expenses related to the repositioning of the securities portfolio, bank unification, acquisition of the Whitehall branch and A&B Agency, Inc. as well as residual costs related to 2022 Form 10-K filing delay
•Loan growth of $185 million3, or 5.8%.
•Net Interest Margin improved to 2.72% (2.74% FTE4), up from 2.65% (2.67% FTE) in the prior year
•Return on Average Assets of 0.70% reduced by 11bps from non-core items and the provision for credit losses
•Net Charge-Offs were 0.09% for the year
•Whitehall branch and A&B Agency, Inc. acquisitions in 3Q24
•Enhanced shareholder value via share repurchases and increased cash dividend
•Named to the prestigious Piper Sandler Sm-All Stars: Class of 2024 list

Income Statement

•Net Income: Net income for the fourth quarter of 2024 was $4.5 million, decreasing from $9.0 million in the third quarter of 2024. Net income for 2024 was $29.7 million, down from $30.1 million for 2023.
•Compared to the prior quarter, net income benefited from an increase of $1.2 million in net
1 FTE (fully taxable equivalent basis) net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.
2 Excludes both $2.2 million fair value hedge adjustment at December 31, 2024 and $6.5 million fair value hedge adjustment at September 30, 2024.
3 Excludes both $2.2 million fair value hedge adjustment at December 31, 2024 and $5.8 million fair value hedge adjustment at December 31, 2023.
4 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.

interest income, offset by an increase in non-interest expense of $1.7 million, a decrease in non-interest income of $3.9 million and an increase in the provision for credit losses of $1.9 million. The remaining change was related to the tax impact.
•Compared to the prior year, the decrease in net income was primarily the result of an increase in net interest income of $6.9 million offset by an increase of non-interest expense of $4.2 million and a $1.8 million increase in the provision for credit losses. The remaining change was related to the tax impact.

•Net Interest Income: Net interest income for the fourth quarter of 2024 was $29.7 million, an increase of $1.2 million compared to the third quarter of 2024. Net interest income for the year ended December 31, 2024 was $111.7 million, an increase of $6.9 million, or 6.6%, from the prior year.
•Compared to the prior quarter, interest income increased $1.5 million while interest expense increased by only $0.2 million as a result of reduced deposits and continued pricing discipline.
•Compared to the prior year, the increase was primarily due to interest income outpacing growth in interest expense. Interest and fees on loans were $171.3 million for the year ended December 31, 2024, an increase of 20.6% from the $142.0 million for the year ended December 31, 2023. The increase was primarily driven by loan growth and higher loan rates. Interest expense for the year ended December 31, 2024 was $83.3 million. This represents an increase of $25.5 million, or 44.2%, from the $57.7 million in interest expense for the prior-year period. The increase in the interest expense was driven primarily by higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin was 2.72% (2.74% FTE5) for the year ended December 31, 2024, as compared to 2.65% (2.67% FTE) for the year ended December 31, 2023. In the fourth quarter of 2024, the net interest margin was 2.83% (2.85% FTE), as compared to 2.53% (2.55% FTE) for the fourth quarter of 2023. The increase in net interest margin compared to the third quarter of 2024 was primarily the result of continued yield expansion on earning assets combined with the moderating cost of interest-bearing liabilities. The increase in net interest margin from the previous year was primarily the result of yield on average earning assets increasing at a faster pace than costs of interest-bearing liabilities. Net interest margin was affected by deposits migrating to higher costing products, such as money market savings and time deposits.

	Twelve Months Ended (dollars in thousands)
	December 31, 2024	December 31, 2023
Interest and Dividend Income	$194,993	$162,564
Interest Expense	83,261	57,732
Net Interest Income	111,732	104,832
Average Earning Assets(1)	4,102,954	3,948,708
Average Interest-Bearing Liabilities	3,126,495	2,903,925

Yield on Earning Assets(1)	4.75%	4.12%
Cost of Interest-Bearing Liabilities	2.66	1.99
Net Interest Spread	2.09	2.13
Net Interest Margin	2.72	2.65
FTE Net Interest Margin	2.74	2.67

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the year ended December 31, 2024, the provision for credit losses related to the loan portfolio was $5.2 million, compared to $3.4 million in the prior year. The
5 FTE net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.

key drivers for the provision for credit losses in 2024 were loan growth, charge-offs, and changes to the portfolio mix/age, due to fourth-quarter commercial loan growth, partially offset by changes to the economic forecast factors embedded in the credit loss allowance model, as well as qualitative factors relating to local and Arrow-specific conditions.

•Non-Interest Income: Non-interest income was $4.2 million for the fourth quarter of 2024, a decrease from $8.1 million for the previous quarter. Non-interest income was $28.1 million for the year ended December 31, 2024, a decrease of 3.6%, as compared to $29.1 million for the year ended December 31, 2023. The decreases were primarily attributable to the $3.0 million pre-tax loss related to the investment portfolio repositioning as well as the $0.7 million pre-tax charge related to legacy branding, both recognized in the fourth quarter of 2024. Revenue from fee businesses, including wealth management and insurance, both increased compared to the prior year.

•Non-Interest Expense: Non-interest expense for the year ended December 31, 2024 increased by $4.2 million, or 4.5%, to $97.3 million, as compared to $93.0 million in 2023. The largest component of non-interest expense is salaries and benefits paid to our employees, which totaled $52.7 million in 2024 and increased $5.0 million, or 10.6%, from the prior year. The increase was related to headcount increases to support additional control and compliance initiatives and our growing organization. Salaries and benefits were also impacted by inflation-driven wage increases and rising benefit costs.

•Provision for Income Taxes: The provision for income taxes for 2024 was $7.6 million, compared to $7.4 million for 2023. The effective income tax rates for 2024 and 2023 were 20.5% and 19.8%, respectively. The increase in the effective tax rate was primarily the result of reduced tax exempt income in 2024.

Balance Sheet

•Total Assets: Total assets were $4.3 billion at December 31, 2024, an increase of $136.5 million, or 3.3%, compared to December 31, 2023 and a decrease of $105.1 million, or 2.4%, from September 30, 2024. The increase over the prior year was primarily driven by loan growth. The decrease in the fourth quarter was primary driven by decreases in municipal cash balances due to seasonality.

•Investments: Total investments were $570.8 million at December 31, 2024, a decrease of $65.4 million, or 10.3%, compared to December 31, 2023. The decrease was driven primarily by paydowns and maturities, the proceeds of which were used to fund loan growth in 2024. The repositioning of the investment portfolio in the fourth quarter did not materially impact the overall investment balance. There were no credit quality issues related to the investment portfolio.

•Loans6: At December 31, 2024, total loan balances reached $3.4 billion. Loan growth for the fourth quarter was $59 million. Loan growth for the year was $185 million or 5.8%. Loan growth was spread across all loan products. Please see the loan detail included in the Consolidated Financial Information table on page 14.

•Allowance for Credit Losses: The allowance for credit losses was $33.6 million at December 31, 2024, an increase of $2.3 million from December 31, 2023. The allowance for credit losses at year-end 2024 represented 0.99% of loans outstanding, an increase from 0.97% at year-end 2023. Asset quality remained solid at December 31, 2024. Net loan charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.09% for the year ended December 31, 2024, as
6 Excludes both $2.2 million fair value hedge adjustment at December 31, 2024, $6.5 million fair value hedge adjustment at September 30, 2024 and $5.8 million fair value hedge adjustment at December 31, 2023.

compared to 0.07% for the prior year. Nonperforming assets of $21.5 million at December 31, 2024, represented 0.50% of period-end assets, compared to $21.5 million or 0.51% at December 31, 2023.

•Deposits: At December 31, 2024, total deposit balances were $3.8 billion, an increase of $140.4 million, or 3.8%, from the prior-year level. Deposits decreased in the fourth quarter by $9.5 million. In the fourth quarter, $95 million of borrowings were replaced with callable brokered CDs with a lower cost of funds. The increase was offset in part by the seasonal behavior of municipal deposits. Non-municipal deposits, excluding brokered CDs, decreased by $57.6 million and municipal deposits decreased by $12.2 million, each as compared to December 31, 2023. Non-interest bearing deposits decreased by $55.4 million, or 7.3%, during 2024, and represented 18.4% of total deposits at year-end, as compared to the prior-year level of 20.6%. At December 31, 2024, total time deposits, excluding brokered CDs, increased $36.0 million from the prior-year level. The change in composition of deposits was primarily due to pressure from competitive rate pricing and the migration from low to higher costing products.

•Capital: Total shareholders’ equity was $400.9 million at December 31, 2024, an increase of $21.1 million, or 5.6%, from December 31, 2023 and an increase of $7.6 million in the fourth quarter. The increase from the third quarter was primarily attributable to net income of $4.5 million, other comprehensive income of $7.5 million and various capital items of $0.3 million, partially offset by dividends of $4.7 million. The increase in stockholders' equity from December 31, 2023 was primarily attributable to net income of $29.7 million, other comprehensive income of $15.0 million and various capital items of $1.5 million partially offset by dividends of $18.3 million and stock repurchases of $6.8 million. The changes to other comprehensive income stem primarily from fair value adjustments relating to the Company's cash flow hedges as well as its available for sale investment portfolio. Arrow's regulatory capital ratios remained strong in 2024. At December 31, 2024, Arrow's Common Equity Tier 1 Capital Ratio was 12.71% and Total Risk-Based Capital Ratio was 14.47%. The capital ratios of Arrow and its subsidiary bank, Arrow Bank, continued to significantly exceed the “well capitalized” regulatory standards.

Additional Commentary

•Piper Sandler Sm-All Stars: In 2024, Arrow was named to the prestigious Piper Sandler Sm-All Stars: Class of 2024, a list of 30 top-performing small-cap banks and thrifts in the country. Arrow is one of just three New York financial institutions on the list and the only bank in Upstate New York. Piper Sandler, an independent investment bank and research firm, evaluated more than 300 institutions that trade on a major exchange, narrowing the field to the top 30.

•Bauer Financial Ratings: Prior to unification, Arrow's subsidiary banks, continued to maintain their 5-Star Exceptional Performance ratings from Bauer Financial for the 70th and 62nd quarters.

——————

About Arrow: Arrow Financial Corporation is a holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Arrow Bank National Association, a full-service commercial bank, and Upstate Agency, LLC, a comprehensive insurance agency. Other subsidiaries include North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible book value, tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent net interest margin and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$44,703	$38,813	$171,342	$142,016
Interest on Deposits at Banks	2,880	1,873	9,615	5,831
Interest and Dividends on Investment Securities:
Fully Taxable	2,728	2,941	11,579	11,764
Exempt from Federal Taxes	590	697	2,457	2,953
Total Interest and Dividend Income	50,901	44,324	194,993	162,564
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,932	1,317	7,442	3,663
Savings Deposits	11,144	10,513	42,850	34,343
Time Deposits over $250,000	1,815	1,807	7,460	4,966
Other Time Deposits	5,906	3,406	20,997	7,127
Borrowings	198	1,447	3,637	6,756
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	172	173	686	686
Interest on Financing Leases	47	48	189	191
Total Interest Expense	21,214	18,711	83,261	57,732
NET INTEREST INCOME	29,687	25,613	111,732	104,832
Provision for Credit Losses	2,854	525	5,180	3,381
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	26,833	25,088	106,552	101,451
NONINTEREST INCOME
Income From Fiduciary Activities	2,615	2,363	9,952	9,444
Fees for Other Services to Customers	2,762	2,725	10,892	10,798
Insurance Commissions	1,848	1,723	7,147	6,498
Net (Loss) Gain on Securities	(3,072)	122	(2,907)	(92)
Net Gain on Sales of Loans	74	7	209	32
Other Operating Income	—	544	2,781	2,437
Total Noninterest Income	4,227	7,484	28,074	29,117
NONINTEREST EXPENSE
Salaries and Employee Benefits	13,332	11,693	52,707	47,667
Occupancy Expenses, Net	1,870	1,826	7,169	6,554
Technology and Equipment Expense	5,119	4,458	19,365	17,608
FDIC Assessments	664	572	2,775	2,050
Other Operating Expense	4,853	4,641	15,252	19,169
Total Noninterest Expense	25,838	23,190	97,268	93,048
INCOME BEFORE PROVISION FOR INCOME TAXES	5,222	9,382	37,358	37,520
Provision for Income Taxes	752	1,659	7,649	7,445
NET INCOME	$4,470	$7,723	$29,709	$30,075
Average Shares Outstanding:
Basic	16,718	17,002	16,739	17,037
Diluted	16,739	17,004	16,745	17,037
Per Common Share:
Basic Earnings	$0.27	$0.46	$1.78	$1.77
Diluted Earnings	0.27	0.46	1.77	1.77

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash and Due From Banks	$27,422	$36,755
Interest-Bearing Deposits at Banks	127,124	105,781
Investment Securities:
Available-for-Sale	463,111	497,769
Held-to-Maturity (Approximate Fair Value of $96,586 at December 31, 2024, and $128,837 at December 31, 2023)	98,261	131,395
Equity Securities	5,055	1,925
Other Investments	4,353	5,049
Loans	3,394,541	3,212,908
Allowance for Credit Losses	(33,598)	(31,265)
Net Loans	3,360,943	3,181,643
Premises and Equipment, Net	59,717	59,642
Goodwill	23,789	21,873
Other Intangible Assets, Net	2,058	1,110
Other Assets	134,515	126,926
Total Assets	$4,306,348	$4,169,868
LIABILITIES
Noninterest-Bearing Deposits	$702,978	$758,425
Interest-Bearing Checking Accounts	810,834	799,785
Savings Deposits	1,520,024	1,466,280
Time Deposits over $250,000	191,962	179,301
Other Time Deposits	602,132	483,775
Total Deposits	3,827,930	3,687,566
Borrowings	8,600	26,500
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	5,005	5,066
Other Liabilities	43,912	50,964
Total Liabilities	3,905,447	3,790,096
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value, 1,000,000 Shares Authorized	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at December 31, 2024 and December 31, 2023)	22,067	22,067
Additional Paid-in Capital	413,476	412,551
Retained Earnings	77,215	65,792
Accumulated Other Comprehensive (Loss) Income	(18,453)	(33,416)
Treasury Stock, at Cost (5,323,638 Shares at December 31, 2024, and 5,124,073 Shares at December 31, 2023)	(93,404)	(87,222)
Total Stockholders’ Equity	400,901	379,772
Total Liabilities and Stockholders’ Equity	$4,306,348	$4,169,868

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Net Income	$4,470	$8,975	$8,604	$7,660	$7,723
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	(26)	69	39	13	90

Share and Per Share Data:
Period End Shares Outstanding	16,743	16,734	16,723	16,710	16,942
Basic Average Shares Outstanding	16,718	16,710	16,685	16,865	17,002
Diluted Average Shares Outstanding	16,739	16,742	16,709	16,867	17,004
Basic Earnings Per Share	$0.27	$0.54	$0.52	$0.45	$0.46
Diluted Earnings Per Share	0.27	0.53	0.52	0.45	0.46
Cash Dividend Per Share	0.280	0.270	0.270	0.270	0.270

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$233,469	$154,937	$159,336	$178,452	$136,026
Investment Securities	579,107	590,352	644,192	671,105	713,144
Loans	3,354,463	3,329,873	3,280,285	3,235,841	3,170,262
Deposits	3,847,691	3,672,128	3,678,957	3,693,325	3,593,949
Other Borrowed Funds	49,090	134,249	131,537	122,033	149,507
Shareholders’ Equity	393,696	387,904	378,256	379,446	363,753
Total Assets	4,339,833	4,245,597	4,237,359	4,245,484	4,159,313
Return on Average Assets, annualized	0.41%	0.84%	0.82%	0.73%	0.74%
Return on Average Equity, annualized	4.52%	9.20%	9.15%	8.12%	8.42%
Return on Average Tangible Equity, annualized [1]	4.84%	9.79%	9.74%	8.64%	8.99%
Average Earning Assets	4,167,039	4,075,162	4,083,813	4,085,398	4,019,432
Average Paying Liabilities	3,185,215	3,085,066	3,127,417	3,108,093	2,985,717
Interest Income	50,901	49,443	47,972	46,677	44,324
Tax-Equivalent Adjustment [2]	157	149	163	176	184
Interest Income, Tax-Equivalent [2]	51,058	49,592	48,135	46,853	44,508
Interest Expense	21,214	21,005	20,820	20,222	18,711
Net Interest Income	29,687	28,438	27,152	26,455	25,613
Net Interest Income, Tax-Equivalent [2]	29,844	28,587	27,315	26,631	25,797
Net Interest Margin, annualized	2.83%	2.78%	2.67%	2.60%	2.53%
Net Interest Margin, Tax-Equivalent, annualized [2]	2.85%	2.79%	2.69%	2.62%	2.55%

Efficiency Ratio Calculation: [3]
Noninterest Expense	$25,838	$24,100	$23,318	$24,012	$23,190
Less: Intangible Asset Amortization	89	78	40	41	43
Net Noninterest Expense	$25,749	$24,022	$23,278	$23,971	$23,147
Net Interest Income, Tax-Equivalent	$29,844	$28,587	$27,315	$26,631	$25,797
Noninterest Income	4,227	8,133	7,856	7,858	7,484
Less: Net Gain (Loss) on Securities	(3,038)	94	54	17	122
Net Gross Income	$37,109	$36,626	$35,117	$34,472	$33,159
Efficiency Ratio	69.39%	65.59%	66.29%	69.54%	69.81%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$400,901	$393,311	$383,018	$377,986	$379,772
Book Value per Share	23.94	23.50	22.90	22.62	22.42
Goodwill and Other Intangible Assets, net	25,847	25,979	22,800	22,891	22,983
Tangible Book Value per Share [1]	22.40	21.95	21.54	21.25	21.06

Capital Ratios:[4]
Tier 1 Leverage Ratio	9.60%	9.78%	9.74%	9.63%	9.84%
Common Equity Tier 1 Capital Ratio	12.71%	12.77%	12.88%	12.84%	13.00%
Tier 1 Risk-Based Capital Ratio	13.35%	13.41%	13.53%	13.50%	13.66%
Total Risk-Based Capital Ratio	14.47%	14.46%	14.57%	14.57%	14.74%

Assets Under Trust Admin. & Investment Mgmt.	$2,036,393	$1,944,239	$1,848,349	$1,829,266	$1,763,194

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Average Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
	Total Stockholders' Equity (GAAP)	$400,901	$393,311	$383,018	$377,986	$379,772
	Less: Goodwill and Other Intangible assets, net	25,847	25,979	22,800	22,891	22,983
	Tangible Equity (Non-GAAP)	$375,054	$367,332	$360,218	$355,095	$356,789

	Period End Shares Outstanding	16,743	16,734	16,723	16,710	16,942
	Tangible Book Value per Share (Non-GAAP)	$22.40	$21.95	$21.54	$21.25	$21.06
	Net Income	4,470	8,975	8,604	7,660	7,723
	Return on Average Tangible Equity (Net Income/Average Tangible Equity - Annualized)	4.84%	9.79%	9.74%	8.64%	8.99%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.
		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
	Interest Income (GAAP)	$50,901	$49,443	$47,972	$46,677	$44,324
	Add: Tax Equivalent Adjustment (Non-GAAP)	157	149	163	176	184
	Interest Income - Tax Equivalent (Non-GAAP)	$51,058	$49,592	$48,135	$46,853	$44,508

	Net Interest Income (GAAP)	$29,687	$28,438	$27,152	$26,455	$25,613
	Add: Tax-Equivalent adjustment (Non-GAAP)	157	149	163	176	184
	Net Interest Income - Tax Equivalent (Non-GAAP)	$29,844	$28,587	$27,315	$26,631	$25,797
	Average Earning Assets	4,167,039	4,075,162	4,083,813	4,085,398	4,019,432
	Net Interest Margin (Non-GAAP)*	2.85%	2.79%	2.69%	2.62%	2.55%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

4.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with bank regulatory capital rules. All prior quarters reflect actual results. The December 31, 2024 CET1 ratio listed in the tables (i.e., 12.71%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
	Total Risk Weighted Assets	3,126,362	3,110,178	3,072,922	3,049,525	3,032,188
	Common Equity Tier 1 Capital	397,285	397,122	395,691	391,706	394,166
	Common Equity Tier 1 Ratio	12.71%	12.77%	12.88%	12.84%	13.00%

* Quarterly ratios have been annualized

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	December 31, 2024			December 31, 2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$233,469	$2,880	4.91%	$136,026	1,873	5.46%
Investment Securities:
Fully Taxable	484,860	2,728	2.24%	586,227	2,941	1.99%
Exempt from Federal Taxes	94,247	590	2.49%	126,917	697	2.18%
Loans (1)	3,354,463	44,703	5.30%	3,170,262	38,813	4.86%
Total Earning Assets (1)	4,167,039	50,901	4.86%	4,019,432	44,324	4.38%
Allowance for Credit Losses	(31,529)			(31,417)
Cash and Due From Banks	30,706			30,402
Other Assets	173,617			140,896
Total Assets	$4,339,833			$4,159,313
Deposits:
Interest-Bearing Checking Accounts	$802,808	1,932	0.96%	$801,923	1,317	0.65%
Savings Deposits	1,567,455	11,144	2.83%	1,509,946	10,513	2.76%
Time Deposits of $250,000 or More	183,325	1,815	3.94%	169,854	1,807	4.22%
Other Time Deposits	582,537	5,906	4.03%	354,487	3,406	3.81%
Total Interest-Bearing Deposits	3,136,125	20,797	2.64%	2,836,210	17,043	2.38%
Borrowings	24,089	198	3.27%	124,445	1,447	4.61%
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	172	3.42%	20,000	173	3.43%
Finance Leases	5,001	47	3.74%	5,062	48	3.76%
Total Interest-Bearing Liabilities	3,185,215	21,214	2.65%	2,985,717	18,711	2.49%
Noninterest-Bearing Deposits	711,566			757,739
Other Liabilities	49,356			52,104
Total Liabilities	3,946,137			3,795,560
Stockholders’ Equity	393,696			363,753
Total Liabilities and Stockholders’ Equity	$4,339,833			$4,159,313
Net Interest Income		$29,687			$25,613
Net Interest Spread			2.21%			1.89%
Net Interest Margin			2.83%			2.53%

(1) Includes Nonaccrual Loans

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	December 31, 2024			September 30, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$233,469	$2,880	4.91%	$154,937	2,103	5.40%
Investment Securities:
Fully Taxable	484,860	2,728	2.24%	497,450	2,656	2.12%
Exempt from Federal Taxes	94,247	590	2.49%	92,902	562	2.41%
Loans (1)	3,354,463	44,703	5.30%	3,329,873	44,122	5.27%
Total Earning Assets (1)	4,167,039	50,901	4.86%	4,075,162	49,443	4.83%
Allowance for Credit Losses	(31,529)			(31,147)
Cash and Due From Banks	30,706			33,159
Other Assets	173,617			168,423
Total Assets	$4,339,833			$4,245,597
Deposits:
Interest-Bearing Checking Accounts	$802,808	1,932	0.96%	$785,134	1,966	1.00%
Savings Deposits	1,567,455	11,144	2.83%	1,492,888	10,905	2.91%
Time Deposits of $250,000 or More	183,325	1,815	3.94%	174,028	1,803	4.12%
Other Time Deposits	582,537	5,906	4.03%	498,767	4,934	3.94%
Total Interest-Bearing Deposits	3,136,125	20,797	2.64%	2,950,817	19,608	2.64%
Borrowings	24,089	198	3.27%	109,230	1,177	4.29%
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	172	3.42%	20,000	173	3.44%
Finance Leases	5,001	47	3.74%	5,019	47	3.73%
Total Interest-Bearing Liabilities	3,185,215	21,214	2.65%	3,085,066	21,005	2.71%
Noninterest-Bearing Deposits	711,566			721,311
Other Liabilities	49,356			51,316
Total Liabilities	3,946,137			3,857,693
Stockholders’ Equity	393,696			387,904
Total Liabilities and Stockholders’ Equity	$4,339,833			$4,245,597
Net Interest Income		$29,687			$28,438
Net Interest Spread			2.21%			2.12%
Net Interest Margin			2.83%			2.78%

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Years Ended December 31:	2024			2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$181,618	$9,615	5.29%	$109,906	5,831	5.31%
Investment Securities:
Fully Taxable	515,794	11,579	2.24%	622,575	11,764	1.89%
Exempt from Federal Taxes	105,196	2,457	2.34%	141,966	2,953	2.08%
Loans	3,300,346	171,342	5.19%	3,074,261	142,016	4.62%
Total Earning Assets	4,102,954	194,993	4.75%	3,948,708	162,564	4.12%
Allowance for Credit Losses	(31,387)			(30,799)
Cash and Due From Banks	30,577			30,640
Other Assets	164,577			135,970
Total Assets	$4,266,721			$4,084,519
Deposits:
Interest-Bearing Checking Accounts	$812,634	7,442	0.92%	$855,931	3,663	0.43%
Savings Deposits	1,507,227	42,850	2.84%	1,498,749	34,343	2.29%
Time Deposits of $250,000 or More	176,844	7,460	4.22%	137,974	4,966	3.60%
Other Time Deposits	520,658	20,997	4.03%	241,218	7,127	2.95%
Total Interest-Bearing Deposits	3,017,363	78,749	2.61%	2,733,872	50,099	1.83%
Borrowings	84,106	3,637	4.32%	144,971	6,756	4.66%
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	686	3.43%	20,000	686	3.43%
Finance Leases	5,026	189	3.76%	5,082	191	3.76%
Total Interest-Bearing Liabilities	3,126,495	83,261	2.66%	2,903,925	57,732	1.99%
Demand Deposits	705,863			772,889
Other Liabilities	49,505			44,924
Total Liabilities	3,881,863			3,721,738
Stockholders’ Equity	384,858			362,781
Total Liabilities and Stockholders’ Equity	$4,266,721			$4,084,519
Net Interest Income		$111,732			$104,832
Net Interest Spread			2.09%			2.13%
Net Interest Margin			2.72%			2.65%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	12/31/2024	12/31/2023
Loan Portfolio
Commercial Loans	$158,991	$156,224
Commercial Real Estate Loans	796,365	745,487
Subtotal Commercial Loan Portfolio	955,356	901,711
Consumer Loans	1,118,981	1,111,667
Residential Real Estate Loans	1,320,204	1,199,530
Total Loans	$3,394,541	$3,212,908
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$31,262	$31,112
Loans Charged-off	(1,333)	(1,366)
Recoveries of Loans Previously Charged-off	815	994
Net Loans Charged-off	(518)	(372)
Provision for Credit Losses	2,854	525
Allowance for Credit Losses, End of Quarter	$33,598	$31,265
Nonperforming Assets
Nonaccrual Loans	$20,621	$20,645
Loans Past Due 90 or More Days and Accruing	398	452
Loans Restructured and in Compliance with Modified Terms	20	54
Total Nonperforming Loans	21,039	21,151
Repossessed Assets	382	312
Other Real Estate Owned	76	—
Total Nonperforming Assets	$21,497	$21,463
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.06%	0.05%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.34%	0.07%
Allowance for Credit Losses to Period-End Loans	0.99%	0.97%
Allowance for Credit Losses to Period-End Nonperforming Loans	159.69%	147.82%
Nonperforming Loans to Period-End Loans	0.62%	0.66%
Nonperforming Assets to Period-End Assets	0.50%	0.51%
Twelve-Month Period Ended:
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	31,265	29,952
Loans Charged-off	(5,895)	(5,177)
Recoveries of Loans Previously Charged-off	3,048	3,109
Net Loans Charged-off	(2,847)	(2,068)
Provision for Credit Losses	5,180	3,381
Allowance for Credit Losses, End of Year	$33,598	$31,265
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans	0.09%	0.07%
Provision for Credit Losses to Average Loans	0.16%	0.11%